UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report: November 8, 2006
(Date of Earliest Event Reported)
Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	0-13976	72-0717400
(State or other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)
2500 MILLBROOK DRIVE
BUFFALO GROVE, ILLINOIS
(Address of principal executive offices)
(847) 279-6100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On November 8, 2006, Akorn, Inc. (“the Company”), entered into both a Development and Exclusive Distribution Agreement (the “Development and Exclusive Distribution Agreement”) and a Development Funding Agreement (“Development Funding Agreement” and together with the Development and Exclusive Distribution Agreement, the “Agreements”) with Serum Institute of India, Ltd. (“Serum”).
     Under the Agreements, Serum has agreed to appoint the Company as the exclusive distributor for Rabies monoclonal antibody (the “Product”). In exchange for the Company receiving exclusive marketing and distribution rights for the Product to North, Central, and South America, the Company has agreed to help fund development of the Product through milestone payments. These milestone payments include the successful completion of Phase I, Phase II, and Phase III clinical trials and receipt of approval for a biologics license application from the United States Food and Drug Administration’s Center for Biologics Evaluation and Research. As the exclusive marketing and distribution partner of Serum for the Product in America, the Company will receive 40% of the revenues from Product sales in North America and 50% of the revenues from Product sales in Central and South America.
     Also as part of the Development and Exclusive Distribution Agreement, Serum grants the Company the first option right to obtain exclusive marketing rights in North, Central, and South America for a second monoclonal antibody product, Anti-D human monoclonal antibody (“Anti-D”). The exclusive marketing rights for Anti-D would be consistent with the terms and conditions in the Agreements for the Product. Additionally, Serum has granted the Company the first option right to expand the territory in which it has exclusive rights to include Europe in exchange for minimum annual product sales requirements in Europe.
     The descriptions of the Agreements herein are only summaries and are qualified in their entirety by the full text of such documents, which are filed as exhibits hereto and are incorporated by reference herein.
     In October 2004, the Company and Serum entered into an exclusive Drug Development and Distribution Agreement for oncology and other injectable products. In September of 2006, the Company and Serum entered into a Securities Purchase Agreement providing for the private placement of 1,000,000 shares of the Company’s Common Stock.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
10.1	Development and Exclusive Distribution Agreement dated November 7, 2006 between the Company and Serum. *

10.2	Development Funding Agreement dated November 7, 2006 between the Company and Serum. *
* Confidential Treatment Requested for portions of this exhibit Under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.
By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Chief Financial Officer, Treasurer and Secretary

Date: November 14, 2006